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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-75386 of META Group, Inc. on Form S-3 of our report dated February 14, 2003 (March 12, 2003 as to Note 10) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" effective January 1, 2000 and the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002), appearing in the Annual Report on Form 10-K/A of META Group, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
October 30, 2003

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INDEPENDENT AUDITORS' CONSENT